UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2015

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On September 18, 2015, the United States District Court for the District of New Jersey issued scheduling orders in Case Nos. 13-4740, 14-1981, 15-369 and 15-2499 concerning U.S. Patent Nos. 7,722,898, 7,910,131, 8,617,600 and 8,821,930 held by Supernus Pharmaceuticals, Inc. and protecting Oxtellar XR®, its novel once-daily extended-release oxcarbazepine product.  The Court ordered that on October 7, 2015, it will hold a Markman hearing in Case Nos. 15-369 and 15-2499.  The Court will then hear oral argument on the pending summary judgment motion filed by the defendants in Case Nos. 13-4740 and 14-1981.  The Court further ordered that in the event it denies summary judgment, it intends to commence trial.  Based on the Court’s order and subsequent discussions with the Court, Supernus believes that the trial will commence in 2015 for Case Nos. 13-4740 and 14-1981, which concern U.S. Patent Nos. 7,722,898, 7,910,131 and 8,617,600 asserted against the Actavis defendants.  Supernus is prepared to continue vigorously litigating these cases to enforce its intellectual property rights for Oxtellar XR®.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: September 23, 2015	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer